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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                _______________


                                   FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report  (Date of earliest event reported): July 9, 1998.


                                7TH LEVEL, INC.
            (Exact name of registrant as specified in its charter)



                        Commission file number 0-24936



              DELAWARE                                  75-2480669
       (State of incorporation)             (I.R.S. Employer Identification No.)

       1110 EAST COLLINS BOULEVARD
               SUITE 122
           RICHARDSON, TEXAS                               75081
 (Address of principal executive offices)                (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 498-8100



                                NOT APPLICABLE
        (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

    On July 9, 1998, the stockholders of the Registrant voted to approve an amendment to the Certificate of Incorporation to (i) increase the number of the Registrant's authorized shares of common stock, par value $.01 per share, from 20,000,000 to 100,000,000 and (ii) amend the terms of the Registrant's "blank check" preferred stock to provide that the Board of Directors of the Registrant may designate shares of preferred stock with voting rights other than one vote per share (the "Amendment"). The Amendment was filed with the Secretary of State of the State of Delaware on July 10, 1998. As required by the terms of the $10,000,000 private placement announced in April, 1998, all of the issued and outstanding shares of the Registrant's Series A Preferred Stock automatically converted to Series B Convertible Preferred Stock ("Convertible Preferred Stock"). Additionally, in accordance with the terms of the financing, the purchasers of the Registrant's Senior Secured Promissory Notes (the "Notes") issued in May, 1998 exchanged all of the Notes beneficially owned by them for shares of Convertible Preferred Stock and warrants. Based on the foregoing, the Registrant has attached hereto a condensed pro forma balance sheet as of May 31, 1998 reflecting the financing. The Unaudited Pro Forma Condensed Balance Sheet of 7th Level, Inc. as of May 31, 1998 is attached hereto as Exhibit 99.1 and incorporated by reference herein.


Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.
              --------

              99.1 Unaudited Pro Forma Condensed Balance Sheet of 7th Level, Inc. as of May 31, 1998.

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                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            7TH LEVEL, INC.
                                            (Registrant)


Date: July 14, 1998
                                            /s/ RICHARD S. MERRICK
                                            ----------------------
                                            Richard S. Merrick
                                            Chief Executive Officer and Director
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Index to Exhibits


99.1 Unaudited Pro Forma Condensed Balance Sheet of 7th Level, Inc. as of May 31, 1998.